Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 37 to the registration statement of Scudder Income Trust on Form N-1A ("Registration Statement") of our report dated November 24, 2003 relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to Shareholders of Scudder GNMA Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" "Financial Statements" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2003